UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2017

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141884	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 15, 2017, PROS Holdings, Inc. (the "Company") entered into a private placement purchase agreement (each, a "Purchase Agreement") with each of the individual purchasers named therein (collectively, the "Purchasers"), to issue $106,250,000 in aggregate principal amount at maturity of convertible senior notes due 2047 (the "Convertible Notes") in separate private placements to "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Convertible Notes will be issued to the Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Each Purchase Agreement is substantially the same as the form of Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of each Purchase Agreement, the Company agreed to indemnify the Purchasers against certain liabilities.

Each of the issuances of the Convertible Notes to the Purchasers under the Purchase Agreements are expected to close on or about June 21, 2017.

The description of the Purchase Agreements contained herein is qualified in its entirety by reference to the form of Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Private Placement Purchase Agreement, dated June 15, 2017, between PROS Holdings, Inc. and each purchaser named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: June 21, 2017
/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Form of Private Placement Purchase Agreement, dated June 15, 2017, between PROS Holdings, Inc. and each purchaser named therein.